EXHIBIT 10.48

Subject to a request for confidential treatment, certain portions of this agreement have been intentionally omitted.  The omitted portions subject to the confidential treatment request are designated by three bracketed asterisks ([***]).  A complete version of this agreement has been separately filed with the Securities and Exchange Commission.

JOINT MARKETING AND PRODUCTION VFX SERVICES AGREEMENT

THIS JOINT MARKETING AND PRODUCTION VFX SERVICES AGREEMENT (this “Agreement”), dated and effective as of July 8, 2011, is entered into by and between:

RelianceMediaWorks Limited, a company incorporated under the Companies Act, 1956, having its registered office at Film City Complex, Goregaon (East), Mumbai 400 065, INDIA (“RML”)

Reliance Mediaworks (UK) Limited, a company incorporated under the UK laws having its registered office at 56A, Poland Street, London W1F 7NN

AND

Digital Domain Productions, Inc., a Delaware corporation with offices at 300 Rose Avenue, Venice, California 90291 (“DDPI”) on the other hand. RML and DDPI are sometimes individually referred to herein as a “party” and collectively referred to herein as the “parties.”

RECITALS

WHEREAS, RML is, among other things, engaged in the business of film and media services including, without limitation, visual effects services;

WHEREAS, RML would mean and include either or both, Reliance MediaWorks Limited and Reliance MediaWorks (UK) Limited

WHEREAS, DDPI is a digital studio providing visual effects and animation services; and

WHEREAS, the parties have determined it to be in their mutual interests to enter into an arrangement whereby (i) DDPI and RML shall develop a co-branded facility in the United Kingdom and (ii) RML shall set up and operate certain facilities in the United Kingdom and India for the sole purpose of carrying out the Work (as defined herein) provided by DDPI, on the terms and conditions contained herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties agree as follows:

AGREEMENT

1.	CERTAIN DEFINITIONS

“Agreement” means this Joint Marketing and Production Services VFX Agreement and its Appendices incorporated herein by reference.

“Commercial Operations Date” shall mean, (i) with respect to the London VFX Facility, August 1, 2011, and (ii) with respect to the India VFX Facility, September 1, 2011.

“Compensation” shall have the meaning set forth in Section 2.04 of this Agreement.

“Guaranteed Compensation” shall have the meaning set forth in Section 2.04(c) of this Agreement.

“India VFX Facility” shall mean a facility in Mumbai, India to be set-up by RML, at its sole expense, exclusively for the purpose of provision of Work for DDPI under this Agreement.

“Intellectual Property Rights” means any patent rights, copyrights, trade secrets, trademarks, service marks, know-how and any other similar rights or intangible assets recognized under any laws or international conventions and in any country or jurisdiction in the world, and all present and future registrations, applications, disclosures, renewals, extensions, continuations or reissues of the foregoing.

“London VFX Facility” shall mean a facility in London, England to be set-up by RML, at its sole expense, exclusively for the purpose of provision of Work for DDPI under this Agreement.

“Performance Based Compensation” shall have the meaning set forth in Section 2.04(d) of this Agreement.

“Work” shall mean such services and deliverables (and any and all results of such services and deliverables) as may be requested by DDPI for DDPI or its client(s) from time to time and agreed by RML, to be delivered by RML to DDPI, including, without limitation, visual effects services.

2.	WORK ORDERS, CHANGE ORDERS AND COMPENSATION

2.01
DDPI Approval of RML Employees; Performance Standards. RML acknowledges and agrees that any and all bidding for Work under this Agreement (at either the India VFX Facility or the London VFX Facility) shall be at the sole direction and discretion of DDPI. RML agrees that (i) DDPI shall have the right to set forth requirements relating to any RML production personnel approved for Work, including, without limitation, requirements relating to productivity, work product quality and other performance parameters for artists, supervisors and other production personnel, and shall have the right to disapprove of RML production personnel for Work if such personnel do not satisfy such requirements, (ii) DDPI shall have the right to define the job categories and descriptions for the RML production personnel to be employed at the India VFX Facility or the London VFX Facility, as the case may be, including, without limitation, any requirements relating to training, experience, skills, performance of such personnel, (iii) DDPI shall periodically evaluate the performance of RML production personnel and, if DDPI determines in its discretion that any RML production personnel previously approved for Work no longer meets DDPI’s requirements or standards as set forth herein, RML shall remove such personnel from any future Work (“Non-Approved Personnel”) and replace such Non-Approved Personnel within fourteen (14) days of RML’s receipt of DDPI’s request, and (v) until such Non-Approved Personnel have been replaced by RML, DDPI shall not be liable for any portion of Compensation attributable to any such Non-Approved Personnel. Notwithstanding anything to the contrary herein, RML hereby acknowledges and agrees that the training of all RML production personnel shall be RML’s sole responsibility and shall be at RML’s sole cost, except as may be otherwise agreed upon by DDPI and RML.

2.02
Delivery of Work. Subject to Section 3.02, RML shall deliver the Work in accordance with the delivery methods set forth on Appendix A (the “Delivery Methods”). RML agrees that it shall provide the Work to DDPI with that degree of skill, attention and care that RML exercises and has heretofore exercised with respect to furnishing comparable services and/or deliverables to itself and its other affiliates.

2.03
DDPI Provided Materials. As used herein, “DDPI Provided Materials” shall mean any and all designs (visual or otherwise), artwork, equipment, software, technologies, data, information, products, works, materials, objects, matters and properties, whether owned by DDPI or third parties (including, without limitation, DDPI’s clients), which DDPI desires for RML to utilize in the preparation of, or to incorporate into, the Work. All materials or other information relating to DDPI Provided Materials shall remain the property of DDPI (or such third party as DDPI has received such DDPI Provided Materials from), and the disclosure of such DDPI Provided Materials does not grant any express or implied right to RML under DDPI’s or any other party’s patents, copyrights or trademarks. No DDPI Provided Materials shall be used by RML, or disclosed or made available by RML to any person, except as required in the course of RML’s service to DDPI. Upon DDPI’s request, RML shall return to DDPI all such DDPI Provided Materials in written or other physical form (and all copies thereof) under RML’s control.

2.04	Compensation

(a)
Man Day Rates. The compensation rates for personnel at each of India VFX Facility and UK VFX Facility are as set forth on Appendix B (the “Man Day Rates”). For the purposes of this Agreement, a “Man Day” shall mean a full-time, nine (9) hour working day of a RML production employee who has been pre-approved by DDPI to work in the co-branded facility. The parties acknowledge that certain rates agreed upon in this Agreement shall be construed “net of tax” (as described in further detail on Appendix B) and are based on an assumption of twenty-two (22) Man Days per person per month.

(b)
Cap on Compensation. In view of the fact that the facilities have been set up exclusively for DDPI by RML, DDPI shall during the term of this Agreement, pay to RML at the fixed man day rates as listed in Appendix B; provided, however, that eighty percent (80%) of such Compensation shall be guaranteed. The balance twenty percent (20%) of Compensation shall be contingent upon RML’s achieving certain performance-based milestones (as set forth in Section 2.04(d) below).

(c)
Guaranteed Compensation. During the Term of this Agreement and from the month of commencement following the Commercial Operations Date, for each month, (i) RML-India shall submit invoices to DDPI for the fixed man hours at the India VFX Facility, and (ii) RML-UK shall submit invoices to DDPI for the fixed man hours at the London VFX Facility, each on a monthly basis, for the previous one-month period.

Such invoices shall be in an amount calculated as follows:

With respect to RML-India, the product of:

(x)           0.80 multiplied by the number of production employees

(y)	the number of Man Days per production employee during such one-month period, multiplied by
(z)	the applicable Man Day Rate at the time.

With respect to RML-UK, the product of:

(x)	0.80, multiplied by the number of production employees
(y)	the number of Man Days per production employee during such one month period, multiplied by
(z)	the applicable Man Day Rate at the time.

DD shall make the payment of any such compensation (“Guaranteed Compensation”) within thirty (30) days of receipt of an invoice from each of RML-India and RML-UK, as the case may be.

So far as the balance twenty percent (20%) is concerned, the same will be paid by DDPI upon RML’s achieving certain performance-based milestones (as set forth in Section 2.04(d) below). RML shall not be permitted to invoice DDPI for costs or expenses arising from or related to administrative or other non-production personnel, and RML agrees that DDPI shall not be responsible for reimbursement of any such costs or expenses.

(d)
Performance-Based Compensation. During the Term of this Agreement DDPI shall perform a quarterly review of RML’s Work performed during the preceding calendar quarter, in order to assess, in DDPI’s discretion, RML’s performance as measured against the qualitative and quantitative performance criteria set forth on Appendix C attached hereto, which is incorporated herein by reference, which may be modified by DDPI from time to time (collectively, “Performance Criteria”). Based on such quarterly review, DDPI shall determine how much of the balance compensation RML is entitled to receive for the relevant Work (“Performance-Based Compensation”), up to a maximum of twenty percent (20%) of the Compensation earned during such calendar quarter for such Work.

(e)
Expenses and Other Amounts; General. Except as provided in this Section 2, DDPI shall not be obligated to RML for any expenses or other amounts (e.g., taxes or other mandatory governmental payments), unless such expenses or amounts have been disclosed in advance to DDPI and DDPI has specifically agreed to reimburse RML for any such expenses or amounts, in writing. All amounts to be paid to RML under this Agreement shall be in U.S. dollars and all dollar amounts specified in this Agreement shall be interpreted in U.S. dollars.

3.	FACILITIES AND OPERATIONS.

3.01	India VFX Facility

(a)
RML shall set-up the India VFX Facility with a capacity of [***] seats for production personnel (the “First Shift”), which shall initially operate on a single-shift basis, and would subsequently be increased (the “Second Shift”) to a double shift basis, in accordance with the following schedule (provided that in any event, such schedule shall be subject to DDPI’s approval of such production personnel):

Subject to a request for confidential treatment, certain portions of this agreement have been intentionally omitted.  The omitted portions subject to the confidential treatment request are designated by three bracketed asterisks ([***]).  A complete version of this agreement has been separately filed with the Securities and Exchange Commission.

(i)
the First Shift shall be added as follows: an initial group of [***] production personnel shall commence employment on the Commercial Operations Date (which is, with respect to the India VFX Facility, September 1, 2011), and then additional production personnel shall be added at a rate of [***] employees every one (1) month thereafter, up to a total of [***] production personnel; and

(ii)
the Second Shift shall be added in increments of [***] production  personnel per month commencing on Jan 2, 2012, up to a cumulative total of [***] production personnel (including the First Shift personnel), and shall be completed no later than April 2, 2012.

(iii)	DDPI shall have the right to determine when a RML production employee has been approved for production Work.

(b)
RML shall be solely responsible for the construction, operation and maintenance of the India VFX Facility, including any and all costs relating thereto. The India VFX Facility shall be operational by the Commercial Operations Date.

(c)
RML shall not carry out any Work at these facilities apart from Work provided by DDPI pursuant to this Agreement without the prior written consent of DDPI. RML shall comply with any requirements of DDPI with regard to such India VFX Facility including, without limitation, requirements of DDPI relating to infrastructure, physical layout, separation and/or demarcation of the work area, installation of security systems and other measures as DDPI may deem necessary or appropriate for the protection of DDPI’s or its clients’ data or other information. For the purposes of clarification, DDPI acknowledges that nothing in this Agreement shall preclude RML from performing any services for any of RML’s clients at RML’s other facilities in India or outside of India, other than the India VFX Facility or the London VFX Facility (as set forth in Section 3.04) exclusively set up for DDPI.

(d)
Within thirty (30) days of the execution of this Agreement, DDPI shall submit a proposed operation plan for the India VFX Facility (the “Operation Plan”), which Operation Plan shall include requirements of DDPI relating to

(i)	RML employee certification process and training requirements
(ii)	RML employee skill mix
(iii)	Security requirements for the India VFX Facility
(iv)	Equipment needs and timeline for deployment

3.02	DDPI Representative and VFX Supervisor.

(a)
DDPI hereby appoints DD Productions India Private Limited (or such other entity as DDPI may designate) (“DD India”), through its designated individual employee (“DD India General Manager/Executive Producer”), as the designated representative of DDPI at the India VFX Facility for the purposes of this Agreement (the “DD India Representative”). The DD India General Manager/Executive Producer shall appoint a visual effects supervisor to oversee quality control of Work in the India VFX Facility, (the “India VFX Supervisor”). For all matters relating to any Work at the India VFX Facility, including, without limitation, matters relating to work flow, quality assurance, project management, project supervision, creative supervision, and deployment of technical tools, RML shall report to the DD India Representative (or, at the DD India Representative’s direction, the India VFX Supervisor) and shall perform the Work in accordance with the DD India Representative’s instructions (or the India VFX Supervisor’s instructions, as the case may be).

Subject to a request for confidential treatment, certain portions of this agreement have been intentionally omitted.  The omitted portions subject to the confidential treatment request are designated by three bracketed asterisks ([***]).  A complete version of this agreement has been separately filed with the Securities and Exchange Commission.

(b)
DDPI will appoint (“DD London”), through its designated individual employee (“DD London General Manager/Executive Producer”), a designated representative of DDPI at the London VFX Facility for the purposes of this Agreement (the “DD London Representative”). The DD London Representative shall appoint a visual effects supervisor to oversee quality control of Work in the London VFX Facility, (the “London VFX Supervisor”). For all matters relating to any Work at the London VFX Facility, including, without limitation, matters relating to work flow, quality assurance, project management, project supervision, creative supervision, and deployment of technical tools, RML shall report to the DD London Representative (or, at the DD London Representative’s direction, the London VFX Supervisor) and shall perform the Work in accordance with the DD London Representative’s instructions (or the London VFX Supervisor’s instructions, as the case may be).

3.03
Technical Specifications and Other Requirements. As set forth in Section 2.02, all Work submitted by RML shall be evaluated by DDPI for conformance with applicable requirements for such Work as set forth herein and in any Appendices attached hereto. RML acknowledges and agrees that the DDPI Representative shall determine, in his reasonable discretion, whether or not RML is in compliance with the specifications with respect to any of the matters described in Section 3, and RML agrees to be bound by such determination for the purpose of this Agreement.

3.04
London VFX Facility. RML-UK shall set-up the London VFX Facility with a capacity of [***] seats for production personnel by the Commercial Operations Date (which is, with respect to the London VFX Facility, August 1, 2011), which shall increase to [***] seats for production personnel by January 2, 2012 at rate [***] per month, exclusively for the purpose of provision of Work for DDPI under this Agreement. RML-UK shall be solely responsible for the operation and maintenance of the London VFX Facility, including any and all costs relating thereto. RML shall comply with any requirements of DDPI with regard to such London VFX Facility including, without limitation, requirements of DDPI relating to infrastructure, physical layout, separation and/or demarcation of the work area, installation of security systems and other measures as DDPI may deem necessary or appropriate for the protection of DDPI’s or its clients’ data or other information. For the purposes of clarification, DDPI acknowledges that nothing in this Agreement shall preclude RML from performing any services for any of RML’s clients at RML’s other facilities in India or outside of India, other than the London VFX Facility or the India VFX Facility (as set forth in Section 3.01(c).

3.05
Tax Credits. RML acknowledges and agrees that (i) certain tax credits may be available in one or more jurisdictions in connection with the Work, (ii) DDPI shall have the right to determine, in its sole discretion, whether to pursue any such tax credits and shall have the right to control, in its sole discretion, the efforts to obtain such tax credits, and (iii) RML shall use reasonable efforts to cooperate with DDPI in connection with any such efforts to obtain such tax credits.

Subject to a request for confidential treatment, certain portions of this agreement have been intentionally omitted.  The omitted portions subject to the confidential treatment request are designated by three bracketed asterisks ([***]).  A complete version of this agreement has been separately filed with the Securities and Exchange Commission.

3.06
It is clarified that all costs, charges and expenses for engaging such representative / supervisor either at India or UK facility will be borne solely by DDPI and DDPI alone shall be responsible for compliance of all statutory and employment related issues concerning to such representative / supervisor.

4.	INTELLECTUAL PROPERTY RIGHTS; LICENSE OF DD TOOLS; CROSS-LICENSE OF TRADEMARKS

4.01
General. RML hereby assigns to DDPI (by way of present assignment of future rights) all of RML’s right, title and interest in and to any and all Work together with the results and proceeds of such Work (collectively, the “Results and Proceeds”), will be deemed to have been assigned and transferred to DDPI, from the time of its creation by RML, so that all such intellectual property rights in the Results and Proceeds shall vest in DDPI free from any adverse claim. RML hereby expressly agrees that the Results and Proceeds are results and proceeds specially ordered by DDPI, that each shall be considered a work-made-for-hire (for the purposes of U.S. copyright law and any applicable law of any other country, including India) for DDPI, and that DDPI shall be deemed to be the author and copyright owner of such Results and Proceeds.    Notwithstanding the foregoing, it is understood and agreed that the above assignment of rights does not apply to: (i) any items, works or materials already owned by RML prior to the Effective Date, including, without limitation, any proprietary trade secrets, software and technologies of RML (collectively “RML Proprietary Materials”), in and to which RML will retain all right, title and interest, or (ii) any items, works or materials in the public domain, including (without limitation) general data formats and compression methods, general computing methods and algorithms, interface routine, and general computer software design practices. To the extent Work accepted by DDPI incorporates any RML Proprietary Materials, RML hereby grants to DDPI a transferable, non-exclusive, royalty-free, limited license to use, display and reproduce such RML Proprietary Materials solely as part of such Work.

4.02
Moral Rights. For purposes of this subsection, “Moral Rights” means any rights of paternity or integrity, any right to claim authorship of the Work, to object to any distortion, mutilation or other modification of, or other derogatory action in relation to, any Work, whether or not such would be prejudicial to RML’s honor or reputation, and any similar rights existing under judicial or statutory law of any country in the world, or under any treaty, regardless of whether or not such right is denominated or generally referred to as a “moral” right. RML hereby irrevocably transfers and assigns to DDPI any and all Moral Rights that RML may have in any Work. RML also hereby forever waives and agrees never to assert any and all Moral Rights it may have in any Work, even after termination of RML’s work on behalf of DDPI or this Agreement.

4.03
Execution of Documents. Upon DDPI’s request and at DDPI’s expense, RML will provide reasonable assistance to DDPI in obtaining patent, copyright, trademark or other statutory protections for any and all DDPI accepted Work in each country designated by DDPI. RML will execute such documents of registration and recordation as DDPI may reasonably request to perfect in DDPI or its transferee, or protect, the rights assigned to DDPI hereunder in each country in which DDPI reasonably determines such action to be prudent.

4.04	Software License. Subject to the terms and conditions of this Agreement:

(a)
DDPI grants to RML a non-exclusive, royalty-free, non-assignable, non-transferable and non-sublicensable copyright license to use the software set forth on Appendix D hereto (the “DD Tools”). RML shall not use any DD Tools for any other person or any other purpose other than for the purposes of performing the Work pursuant to this Agreement, and any use other than such permitted use shall be cause for termination of this Agreement  pursuant to Section 8.02 hereof. The license granted under this Section 4.04(a) shall terminate upon the termination of this Agreement.

(b)
Nothing contained in this Agreement confers or should be construed as conferring any rights by implication, estoppel or otherwise, under any Intellectual Property Rights of DDPI, other than the rights expressly granted in this Agreement.

4.05	License of DD Mark(s). Subject to the terms and conditions of this Agreement:

(a)
Grant of License to RML. During the Term of this Agreement, DDPI hereby grants to RML a royalty-free, non-transferable, non-exclusive license to use the trademark(s) and tradename(s) and the registrations therefore (the “DD Mark(s)”) on the following terms and conditions:

(i)
to the extent that use of the DD Mark(s) is necessary in connection with the co-branded name of the India VFX Facility (which co-branded name shall be selected from the approved list set forth on Appendix E, and in any event shall be approved by DDPI) and for uses reasonably related to RML’s operations of the India VFX Facility, including recruiting of production personnel;

(ii)
to the extent that use of the DD Mark(s) is necessary in connection with the co-branded name of the London VFX Facility (which co-branded name shall be selected from the approved list set forth on Appendix E, and in any event shall be approved by DDPI) and for uses reasonably related to RML’s operations of the London VFX Facility, including recruiting of production personnel;

provided, however, that RML acknowledges and agrees that the license granted hereunder does not include a right for RML to use marketing and advertising materials developed by DDPI without the prior written consent of DDPI.

(b)
Territory. The territory for the license granted pursuant to Section 4.05(a) is the United States of America and its territories, the United Kingdom and its territories, and India.  Any use of the DD Mark(s) outside the territory identified in this Section 4.05(b) shall be with DDPI’s prior written consent only.

(c)
Use of the Marks. RML’s use of the DD Mark(s) as described in this Section 4.05 will comply with any and all applicable guidelines for the use of the DD Mark(s) provided by DDPI to RML from time to time. In connection with the use as granted herein, RML will submit to DDPI for DDPI’s approval in its reasonable sole discretion, prior to use, representative samples of all co-branded logos, merchandise, advertisements, brochures, displays, and other advertising or promotional materials, and all logos, merchandise, advertisements, brochures, displays, and other advertising and promotional materials created and used thereafter will not materially vary in quality, content, or design from those originally approved by DDPI. Nothing herein shall grant RML the right to use the names of or biographical information about any of DDPI’s employees for any purpose including marketing, promotion, advertising, or publicity.

(d)
Quality Control and Publicity Relating to Co-Branding. RML shall use the DD Mark(s) only for the purposes set forth in Section 4.05(a)(i) and 4.05(a)(ii).  Notwithstanding the provisions of Section 5.01, RML shall deliver final versions of any press releases, recruiting materials, or other materials that it intends to distribute to any media outlet or to otherwise make available to the public at least forty-eight (48) hours prior to release so that DDPI has a sufficient opportunity to give RML meaningful comments to such materials. RML agrees to make reasonable and good faith efforts to address any comments or concerns that DDPI communicates by, among other things, making appropriate changes to the press releases.

(e)
Ownership and Maintenance of the Marks; Infringement Claims. RML recognizes and acknowledges the great value of the goodwill associated with the DD Mark(s), and acknowledges that the DD Mark(s) and all rights therein and goodwill pertaining thereto belong exclusively to DDPI (or the affiliate(s) of DDPI that are the registered owner(s) thereof), and that the DD Mark(s) have a secondary meaning in the mind of the public.  DDPI therefore retains the right to use or to license the use of the DD Mark(s) for any and all goods or services. RML acknowledges that the ownership of all right, title and interest in and to the DD Mark(s) is vested solely in DDPI (or the affiliate(s) of DDPI that are the registered owner(s) thereof). RML agrees that it will not, during the term of this Agreement, or thereafter, attack or otherwise challenge, directly or indirectly, the title or any rights of DDPI in and to the DD Mark(s), the validity of DDPI’s ownership or registration of any DD Mark(s), or the validity of this license. RML shall take no action that would prejudice or interfere with the validity of or DDPI’s ownership of any DD Mark(s), and RML shall not enter into any agreement with any third party which in any way alters, diminishes or restricts the rights of DDPI in any DD Mark(s) or places any restrictions or conditions upon the use or appearance of any DD Mark(s).

(f)
Effect of Termination on the License. Without limiting the generality of Section 8.03, upon the termination of this Agreement, (i) the license of the DD Mark(s) to RML under this Agreement shall immediately cease, and (ii) RML shall immediately discontinue, and forever thereafter cease, any and all uses of the DD Mark(s) or of any materials bearing the DD Mark(s), including the removal or obliteration of the DD Mark(s) from any products or services of RML that have not, at the time of termination, been released to the public.

4.06	License of Reliance Mark(s). Subject to the terms and conditions of this Agreement:

(a)
During the Term of this Agreement, RML hereby grants to DDPI a royalty-free, non-transferable license to use the trademark(s) and tradename(s) and the registrations therefor (the “Reliance Mark(s)”) on the following terms and conditions:

(i)
to the extent that use of the Reliance Mark(s) is necessary in connection with the co-branded name of the India VFX Facility (which co-branded name shall be selected from the approved list set forth on Appendix E, and in any event shall be approved by RML) and for uses reasonably related to the operations of the India VFX Facility, including marketing of the India VFX Facility;

(ii)
to the extent that use of the Reliance Mark(s) is necessary in connection with the co-branded name of the London VFX Facility (which co-branded name shall be selected from the approved list set forth on Appendix E, and in any event shall be approved by RML) and for uses reasonably related to the operations of the London VFX Facility, including marketing of the London VFX Facility;

provided, however, the license granted hereunder does not include a right for DDPI to use marketing and advertising materials developed by RML without the prior written consent of RML. RML hereby agrees that, during the Term of this Agreement, RML shall not enter into any license or similar agreement pursuant to whichRML would license the Reliance Mark(s) to any competitor of DDPI in connection with a co-branding or similar arrangement relating to RML’s operations at the India VFX Facility and/or the London VFX Facility.

(b)
Territory. The territory for the license granted pursuant to Section 4.06(a) is the United States of America and its territories, the United Kingdom and its territories, and India.  Any use of the Reliance Mark(s) outside the territory identified in this Section 4.06(b) shall be with RML’s prior written consent only.

(c)
Use of the Marks. DDPI’s use of the Reliance Mark(s) as described in this Section 4.06 will comply with any and all applicable guidelines for the use of the Reliance Mark(s) provided by RML to DDPI from time to time. In connection with the use as granted herein, DDPI will submit to RML for RML’s approval in its reasonable sole discretion, prior to use, representative samples of all co-branded logos, merchandise, advertisements, brochures, displays, and other advertising or promotional materials, and all logos, merchandise, advertisements, brochures, displays, and other advertising and promotional materials created and used thereafter will not materially vary in quality, content, or design from those originally approved by RML. Nothing herein shall grant DDPI the right to use the names of or biographical information about any of RML’s employees for any purpose including marketing, promotion, advertising, or publicity.

(d)
Ownership and Maintenance of the Marks; Infringement Claims. DDPI recognizes and acknowledges the great value of the goodwill associated with the Reliance Mark(s), and acknowledges that the Reliance Mark(s) and all rights therein and goodwill pertaining thereto belong exclusively to RML (or the affiliates of RML that are the registered owner(s) thereof), that the Reliance Mark(s) have a secondary meaning in the mind of the public, and that RML (or the affiliate(s) of RML that are the registered owner(s) thereof) therefore retains the right to use or to license the use of the Reliance Mark(s) for any and all goods or services. DDPI acknowledges that the ownership of all right, title and interest in and to the Reliance Mark(s) is vested solely in RML (or the affiliate(s) of RML that are the registered owner(s) thereof). DDPI agrees that it will not, during the term of this Agreement, or thereafter, attack or otherwise challenge, directly or indirectly, the title or any rights of RML in and to the Reliance Mark(s), the validity of RML’s ownership or registration of any Reliance Mark(s), or the validity of this license.  DDPI shall take no action that would prejudice or interfere with the validity of or RML’s ownership of any Reliance Mark(s), and DDPI shall not enter into any agreement with any third party which in any way alters, diminishes or restricts the rights of RML in any Reliance Mark(s) or places any restrictions or conditions upon the use or appearance of any Reliance Mark(s).

(e)
Effect of Termination on the License. Without limiting the generality of Section 8.03, upon the termination of this Agreement, (i) the license of the Reliance Mark(s) to DDPI under this Agreement shall immediately cease, and (ii) DDPI shall immediately discontinue, and forever thereafter cease, any and all uses of the Reliance Mark(s) or of any materials bearing the Reliance Mark(s), including the removal or obliteration of the Reliance Mark(s) from any products or services of DDPI that have not, at the time of termination, been released to the public.

5.	PUBLICITY AND CREDIT

5.01
Publicity Relating to the Work. RML acknowledges and agrees that it shall not have the right to (i) include the name of any information relating to the Work and/or DDPI’s clients, or (ii) use any images from any Work or any characters or designs of DDPI or any of its clients, for any purpose whatsoever, without the prior written consent of DDPI. RML hereby acknowledges that unacknowledged disclosure of any information related to the above could cause irreparable harm and significant injury which may be difficult to ascertain. Accordingly, RML agrees that DDPI (without limiting its rights pursuant to this Agreement) shall have the right to seek injunctive relief from any breach of this Section 5.01, in addition to any other rights and remedies it may have, including, without limitation, DDPI’s right to terminate this Agreement and to enforce such relief in the Republic of India and/or the United Kingdom. Furthermore, nothing herein shall be construed in any way to obligate DDPI, any of DDPI’s clients, or any other party to provide any credit to RML in connection with any Work.

5.02
Credit. DDPI shall use commercially reasonable efforts to obtain for RML and/or its Affiliates a corporate screen credit and/or individual screen credits for certain of the individuals working at RML and/or its Affiliates, in all versions and formats of any project containing Work provided by RML and/or its Affiliates under this Agreement, subject to the approval and consent of the applicable DDPI client(s).

6.	CONFIDENTIALITY AND SECURITY

6.01	Definitions.

(a)
“Confidential Information” means DDPI Confidential Information and RML Confidential Information, except to the extent any of the following may be included therein: (i) information that is already publicly known or in the public domain prior to the Effective Date, or that becomes publicly known or enters the public domain on or after the Effective Date without breach of the nondisclosure obligations of this Agreement; (ii) information that is obtained from a third party or independently developed without breach of a nondisclosure obligation and without restriction on disclosure; and (iii) information that is required by law to be disclosed or that is required to be disclosed in connection with any suit, action or other dispute related to this Agreement, provided that the disclosing party shall promptly notify the owner party of such required disclosure so as to allow the owner party a reasonable opportunity to limit the disclosure and/or to seek a protective order.

(b)
“DDPI Confidential Information” means: (i) material, data, systems and other sources which are not available to the general public; (ii) the Work; (iii) any information concerning any Work, client or customer of DDPI, or concerning DDPI’s business partners or suppliers, (iv) the terms of this Agreement and any Appendix or other attachment hereto; (v) any DDPI Provided Materials; and (vi) any additional information designated in writing as “confidential” by DDPI.

(c)
“RML Confidential Information” means: (i) any RML Proprietary Materials; (ii) any information concerning RML’s other customers, or concerning RML’s business partners or suppliers; (iii) the terms of this Agreement and any Appendix or other attachment hereto; and (iv) any additional information designated in writing as “confidential” by RML.

6.02
Protection of Confidential Information. Each party agrees to hold in confidence, and not to use, publish or divulge in any manner or any medium (including, without limitation, by television, radio, newspaper or interactive media such as Facebook, Twitter, or any other interactive social network or personal blog), except as expressly authorized in this Agreement, any and all Confidential Information of the other party. Each party further agrees to use at least the same degree of care that it uses to protect its own Confidential Information of like importance, but in no event less than reasonable care, to prevent the unauthorized disclosure or use of the other party’s Confidential Information, both during and after the term of this Agreement.

6.03
Security. Unless otherwise instructed by DDPI, RML further agrees that RML shall: (i) back up to servers in its off-site secure server room any and all DDPI Provided Materials, as promptly as practicable upon receipt of such DDPI Provided Materials, and (ii) back up to servers in its secure server room all Work, digital files and any other assets delivered to DDPI. At DDPI’s request, RML shall delete all copies of such backed up Work, digital files and other assets, and if DDPI so requests, RML shall certify that it has deleted all such Work, digital files and other assets.

6.04
Non-Circumvention. RML acknowledges that DDPI possesses and will possess certain proprietary contacts and relationships relating to the Work.  Accordingly, RML agrees that during the term of this Agreement, RML shall not, directly or indirectly, for itself, or on behalf of any other person or entity (i) contact, solicit, divert, or attempt to take away any of DDPI’s customers, (ii) circumvent DDPI in any dealings with a studio or production company with respect to any Work, or (iii) enter into any agreement or understanding with any studio or production company with respect to any opportunity or project relating to any Work or otherwise relating to Confidential Information disclosed to RML, without the prior written consent of DDPI.

7.	REPRESENTATIONS AND WARRANTIES

7.01
RML’s Representations. RML further represents and warrants to DDPI that: (i) other than those derived from or based upon any DDPI Provided Materials, RML’s contributions to the Work will be the result of RML’s original and independent creation and will not infringe upon any third party’s patent, copyright, trade secret, trademark or other proprietary rights; (ii) RML is the sole and exclusive owner of RML’s contributions to the Work, subject only to the rights herein assigned to DDPI; (iii) the Work will be free and clear of any encumbrances created by RML which would interfere with the performance of RML’s obligations hereunder or adversely affect the rights of DDPI; (iv) RML has not previously granted and will not grant any rights in RML’s contributions to the Work to any third party which are inconsistent with the rights assigned to DDPI herein; and (v) RML has full power to enter into this Agreement and to carry out RML’s obligations hereunder including, without limitation, full power to grant the license to the Reliance Mark(s) pursuant to Section 4.06.

7.02
DDPI’s Representations. DDPI represents and warrants to RML that DDPI has full power to enter into this Agreement and to carry out DDPI’s obligations hereunder, including, without limitation, full power to grant the license to the DD Mark(s) pursuant to Section 4.05.

7.03
Indemnity. RML shall indemnify and hold harmless DDPI and its parent companies, subsidiaries and affiliates (“Affiliates”), and their respective officers, directors, employees, agents and representatives from and against any and all claims, actions, liabilities, damages, costs, judgments, penalties and expenses of any kind which may be obtained against, imposed upon or suffered by any of them as a result of (i) RML’s involvement in or contributions to the Work (excluding those derived from or based upon DDPI Provided Materials), (ii) the breach by RML of any of RML’s representations, warranties, covenants or agreements under this Agreement, and (iii) RML’s use of the DD Mark(s); provided, however, that DDPI shall have the right of approval, not to be unreasonably withheld, of any attorneys or other counsel retained by RML in connection with the performance of its obligations pursuant to this Section 7.03. DDPI shall indemnify and hold harmless RML, and its officers, directors, employees, agents and representatives, from and against any and all damages, costs, judgments, penalties and expenses of any kind (including reasonable legal fees and disbursements) which may be obtained against, imposed upon or suffered by any of them as a result of (i) the breach by DDPI of any of DDPI’s representations, warranties, covenants or agreements under this Agreement, or (ii) DDPI’s use of the Reliance Mark(s).

8.	TERMINATION/SUSPENSION

8.01
Term. This Agreement shall become effective on the date of signing (the “Effective Date”) and shall terminate upon the third anniversary of the Effective Date (the “Term”), with option to enter into the fourth year at DDPI discretion, at rates to be mutually agreed upon, unless earlier terminated pursuant to the provisions of this Section 8 or terminated upon mutual agreement of the parties.

8.02
Termination. At any time during the Term, (i) either party shall have the right to terminate this Agreement for material breach by the other party of any of its obligations under this Agreement where such breach remains un-remedied for 60 (sixty) days after written notice by the non-defaulting party calling upon the other party to cure the breach, (ii) DDPI shall have the right to terminate this Agreement for failure by RML to provide the Work, on a timely basis, Work that complies with applicable quality standards including, without limitation, the standards and other quality assurance and technical requirements and other specifications set forth herein and in any Appendices attached hereto, where such failure remains un-remedied sixty (60) days after written notice by DDPI requiring that such failure or defective performance be remedied, or (iii) DDPI shall have the right to terminate this Agreement if RML makes any assignment of its assets or business for the benefit of creditors, or a trustee or receiver is appointed to conduct its business or affairs, or if RML is adjudged in any legal proceeding to be in either a voluntary or involuntary bankruptcy.

8.03
Effect of Termination. Upon termination of this Agreement, RML shall immediately cease performing any services under this Agreement and DDPI shall pay RML any unpaid portion of Guaranteed Compensation payable by DDPI at the time of termination of this Agreement and any unpaid portion of Performance-based Compensation for any Work for which RML has delivered satisfactory performance and/or delivery of all or part of the Work as accepted by DDPI through the date of such termination. Termination of this Agreement by either party pursuant to Section 8.02 shall not act as a waiver of any breach of this Agreement and shall not act as a release of the breaching party from any liability for breach of its obligations under this Agreement. The non-breaching party shall not be liable to the breaching party for damages of any kind solely as a result of terminating this Agreement in accordance with its terms. Termination of this Agreement by the non-breaching party pursuant to Section 8.02 shall be without prejudice to any other right or remedy of such party under this Agreement or applicable law.

8.04
Suspension by DDPI. DDPI shall have the right to suspend the Work, and the payment of any Compensation thereunder, automatically and without notice, upon RML’s breach of Sections 6.02 or 6.03. Upon request, DDPI shall confirm to RML in writing any such suspension within a reasonable time under the circumstances, but such confirmation shall not be a condition subsequent to the effectiveness of such suspensions, nor shall any failure to provide such confirmation constitute a breach of this Agreement. Any such suspension shall continue until ended by DDPI by written notice to RML. No such suspension shall affect any of DDPI’s rights under this Agreement.

8.05	Survival. Termination of this Agreement shall not affect the accrued rights of the parties. Notwithstanding termination, the Sections shall remain in force: Sections 2.03, 4, 5, 6, 7, 8, 9 and 10.

9.	LIMITATION OF LIABILITY AND REMEDIES

EXCEPT AS PROVIDED IN SECTION 6, NEITHER PARTY WILL BE LIABLE TO THE OTHER PARTY FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES OR THE LOSS OF ANTICIPATED PROFITS ARISING FROM ANY BREACH OF THIS AGREEMENT BY SUCH PARTY, EVEN IF SUCH PARTY IS NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES AND REGARDLESS OF WHETHER ANY REMEDY SET FORTH HEREIN FAILS OF ITS ESSENTIAL PURPOSE.  NOTWITHSTANDING ANY OTHER PROVISIONS IN THIS AGREEMENT, RML’S SOLE LEGAL REMEDY FOR BREACH OF THIS AGREEMENT BY DDPI SHALL BE AN ACTION AT LAW FOR DAMAGES, AND IN NO EVENT SHALL RML SEEK OR BE ENTITLED TO INJUNCTIVE OR OTHER EQUITABLE RELIEF TO PREVENT OR INHIBIT EXPLOITATION OF THE FEATURE FILM OR OTHER PRODUCTION FOR WHICH THE WORKS WERE CREATED IN CONNECTION WITH ANY BREACH OF THIS AGREEMENT.

10.	GENERAL TERMS

10.01	Amendment. No amendment or modification of this Agreement or any of its Appendices will be made except by an instrument in writing signed by both parties.

10.02
Independent Contractors. RML is an independent contractor, and nothing in this Agreement will be deemed to place the parties in the relationship of employer-employee, principal-agent, partners or joint venturers. Neither RML nor any of RML’s employees will be eligible for any benefits normally provided by DDPI to its employees.

10.03
Assignment. This Agreement may not be assigned or subcontracted, in whole or in part, by either party; provided, however, that each of DDPI or RML may, in its sole discretion, execute its responsibilities as defined in this Agreement through one or more of its Affiliates; and further provided that each of DDPI and RML acknowledges and agrees that it shall be solely liable and responsible for the acts of such Affiliate(s) and shall ensure that the Affiliates comply with the terms hereof and the agreements contemplated by the parties.

10.04
Governing Law; Forum. This Agreement shall be governed by and interpreted in accordance with the laws of the State of California (without regard to its conflicts of law rules) and the copyright laws of the United States. Any action, suit or proceeding arising out of or relating to this Agreement shall be brought in the appropriate state or federal courts located in the County of Los Angeles and each of the parties hereby irrevocably submits to the jurisdiction of such courts for the purpose of any such action, suit or proceeding.

10.05
Severability. Should any provision of this Agreement be held to be void, invalid or inoperative, such provision will be enforced to the extent permissible and the remaining provisions of this Agreement will not be affected.

10.06
Notices. Any notice required or permitted to be sent hereunder will be given by hand delivery, by registered, express or certified mail, return receipt requested, postage prepaid, or by nationally-recognized private express courier or by facsimile as follows:

If to DDPI:

DD Productions India Private Limited
_____________________________
_____________________________
Attn: General Manager/Executive Producer
Facsimile: (___) ___-____

with a copy to:

Digital Domain Productions, Inc.
300 Rose Avenue
Venice, California 90291
UNITED STATES
Attn: Joseph M. Gabriel, Vice President and General Counsel
Facsimile: (310) 314-2943

If to RML:

Reliance MediaWorks Limited
Film City Complex,
Goregaon (East, Mumbai 400 065, India
Facsimile: (___) ___-____

Reliance Mediaworks (UK) Limited
56A, Poland Street
London W1F 7NN
UNITED KINGDOM
Facsimile: (___) ___-____

or to such other addresses of which either party may so notify the other.  Notices will be deemed given when hand delivered if by hand delivery, or when sent if by any other authorized method.

10.07
Insurance. During the term of this Agreement, RML shall procure and maintain appropriate insurance coverage on its assets, operations, employees and personnel per local laws. RML shall, upon request by DDPI, promptly provide a certificate of insurance evidencing the coverage set forth above and naming DDPI and its parent, subsidiaries and affiliates as additional insured parties on such coverage.

10.08
Complete Agreement. This Agreement includes the Appendices listed below, all of which are incorporated into this Agreement by this reference, and constitutes the entire agreement between the parties and supersedes all prior negotiations, understandings, correspondence and agreements with respect to the same subject matter between the parties.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

DIGITAL DOMAIN PRODUCTIONS, INC.

By:
Name:
Title:

RELIANCE MEDIAWORKS LIMITED

By:
Name:
Title:

RELIANCE MEDIAWORKS (UK) LIMITED

By:
Name:
Title:

APPENDIX A: DELIVERY METHODS
APPENDIX B: MAN DAY RATES
APPENDIX C: PERFORMANCE CRITERIA
APPENDIX D: FORM OF LICENSE FOR DD TOOLS
APPENDIX E: JOINT MARKETING

APPENDIX A
DELIVERY METHODS

All Work and other related materials (intermediate versions, etc) will be delivered electronically to DDPI via the Aspera delivery system, or such other method as specified by DDPI.

APPENDIX B
MAN DAY RATES

The following rates (“Man Day Rate”), net of taxes applicable in the United States, shall apply during the applicable period during the Term of this Agreement.  For the purposes of this Agreement, a “Man Day” shall mean a full-time, nine (9)-hour working day for a RML production employee who has been pre-approved by DDPI to work in the co-branded facility. The parties acknowledge that such rates are based on an assumption of twenty-two (22) Man Days per person per month.

For RML-India:

(i)	USD [***] per Man Day for the first year following the Commercial Operations Date;
(ii)	USD [***] per Man Day for the second year following the Commercial Operations Date; and
(iii)	USD [***] per Man Day for the third year following the Commercial Operations Date.

Given that the services listed above shall be rendered from India (and consequently will not qualify under “export of services”) the rates listed above shall be net of applicable Service Tax at the prevailing rate (which, as of the date of this Agreement is 10.3%).

For RML-UK:

(i)	GBP [***] per Man Day for the first year following the Commercial Operations Date;
(ii)	GBP [***] per Man Day for the second year following the Commercial Operations Date; and
(i)	GBP [***] per Man Day for the third year following the Commercial Operations Date.

Subject to a request for confidential treatment, certain portions of this agreement have been intentionally omitted.  The omitted portions subject to the confidential treatment request are designated by three bracketed asterisks ([***]).  A complete version of this agreement has been separately filed with the Securities and Exchange Commission.

APPENDIX C
PERFORMANCE CRITERIA

Subject to Section 2.04(d) of the Agreement, the Performance Criteria below shall apply to any and all Work performed pursuant to the Agreement.

RML shall be eligible to receive Performance-Based Compensation in an amount equal to twenty percent (20%) of the Compensation (i) RML makes final delivery of all Work ahead of the scheduled delivery date for such Work, and (ii) such Work meets all qualitative Performance Criteria applicable to such Work.

Such Performance Criteria may be amended and/or supplemented from time to time by DDPI upon written notice to RML.

Quantitative:

•	To be provided by DDPI to RML no later than October 1, 2011, and subject to modification by DDPI.

Qualitative:

•
All Work delivered by RML shall be of high technical quality consistent with industry standards and suitable for inclusion in a first-class theatrical motion picture, and shall otherwise meet the reasonable requirements of DDPI.

•	Other qualitative standards as may be set forth by DDPI.

APPENDIX D
FORM OF LICENSE FOR DD TOOLS

The form of license(s) for DD Tools shall be as provided by DDPI from time to time, and shall be subject to revision by DDPI in its discretion.

APPENDIX E
JOINT MARKETING

To be provided by DDPI to RML:
•	List of approved co-brand names for India VFX Facility, as provided by DDPI from time to time, and subject to revision by DDPI in its discretion
•	List of approved co-brand names for London VFX Facility, as provided by DDPI from time to time, and subject to revision by DDPI in its discretion
•	DD Mark(s) (and the registrations therefor) licensed to RML

To be provided by RML to DDPI:
•	Reliance Mark(s) (and the registrations therefor) licensed to DDPI